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                                EXHIBIT (10)(II)

                             Material Contracts --
                          Employment Agreement between
                           Richman Gordman 1/2 Price
                          Stores, Inc. and Michael A.
                          Mallaro, dated June 21, 1997





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                              EMPLOYMENT AGREEMENT


       This Agreement is made as of the 11th day of June, 1997 between Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation with its principal office located at 12100 West Center Road, Omaha, Nebraska, 68144 ("Employer"), and Michael A. Mallaro ("Employee"), who resides at 4707 South 174th Avenue, Omaha, Nebraska.

       WHEREAS Employer has extended an offer of employment to Employee to serve as the Vice President of Finance and Chief Financial Officer for Employer, subject to the terms and provisions set forth in this Agreement; and

       WHEREAS Employee accepts employment on the terms and provisions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Employer and Employee agree as follows:

       1. EMPLOYMENT. Employer hereby employs, engages, and hires Employee to serve as the Vice President of Finance and Chief Financial Officer for Employer, and Employee hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.

       2. TERM OF EMPLOYMENT. This Agreement is effective June 11, 1997 and continues through the end of fiscal year 1999, subject to the other terms and provisions herein. Upon the expiration of this period, this Agreement shall terminate without any further action on the part of either Employer or Employee, and there shall be no implied renewal or extension of this Agreement under any circumstance, nor any obligation of Employer to negotiate regarding any such renewal or extension.

       Not less than one year before the expiration of this Agreement, Employer and Employee shall meet to discuss a new agreement with terms and provisions similar to those herein, or with terms and provisions that are mutually acceptable to Employer and Employee. Alternatively, Employer has the option, at any time, to renew this Agreement for similar periods after its expiration, so long as such renewal is in writing and is signed by both Employer and Employee, or to permit this Agreement to terminate.

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       3.        COMPENSATION AND BENEFITS.  During the term of this Agreement,
Employer shall pay Employee an annual salary for services performed on Employer's behalf as follows:

                    FISCAL YEAR(S)                  ANNUAL SALARY
                    --------------                  -------------
                       1997                         $125,000

                       1998 and 1999                To be set by Company's Chief Executive Officer
                                                    and approved by Compensation Committee and
                                                    Board of Directors at a level not less than
                                                    the 1997 fiscal year salary

       Employee's salary shall be paid to Employee on a biweekly basis while this Agreement shall be in force. Employer shall have the right to deduct from the compensation and benefits payable to Employee under the provisions of this Agreement all Social Security, federal and state taxes and charges as may now be in effect or that may be enacted or required after the effective date of this Agreement.

       Employee shall also be entitled to and shall receive all other benefits and conditions of employment available generally to other employees of Employer employed at the same level and responsibility of Employee, provided that eligibility requirements for each benefit program are satisfied. By way of illustration, but not by way of limitation or guarantee, a description of such benefits is set forth in Exhibits "A" and "B" which are attached hereto and are incorporated herein by this reference.

       4. BEST EFFORTS OF EMPLOYEE. Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of the Employer. Such duties shall be rendered at Employer's principal office and at such other places as Employer shall in good faith require or as the interest, needs, business or opportunity of Employer shall require.

       5. OTHER EMPLOYMENT. Employee shall devote all of his time, attention, knowledge and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services and advice of Employee. Employee shall not, during the term of this Agreement, be interested directly or indirectly, in any manner, as a partner, officer, director, shareholder, advisor, employee or in any other capacity in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this provision shall be deemed to prevent or to limit the right of

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Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.

       6. CONFIDENTIAL INFORMATION. Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of Employer, including without limitation, the prices it has paid or obtained for its merchandise or any other information concerning the business of Employer, its manner of operation, its plans, processes or other data, without regard to whether all of the above-stated matters are generally deemed to be confidential, material or important. Employer and Employee specifically and expressly agree that such matters are important, material, confidential and gravely affect the effective and successful conduct of the business of Employer and Employer's goodwill, and that any breach of the terms of this provision shall be a material breach of this Agreement. This provision shall survive termination of this Agreement.

       7. EMPLOYMENT POLICIES AND PROCEDURES. Employee agrees to abide by all of Employer's employment polices and procedures that apply generally to other employees at the same level and responsibility of Employee, as such policies and procedures may be revised from time to time.

       8. PERFORMANCE EVALUATION. Employee's performance shall be evaluated on an annual basis. The results of the evaluations shall be discussed with Employee.

       9. TERMINATION OF EMPLOYMENT. Employee may terminate his employment pursuant to this Agreement after having provided Employer with thirty days' written notice of his intention to terminate. Employer may terminate Employee's employment at any time during the term of this Agreement for good cause. For purposes of this Agreement, "good cause" for termination of employment is that which a reasonable employer, acting in good faith, would regard as good and sufficient reason for terminating the services of an employee, as distinguished from an arbitrary whim or caprice. This definition includes, without limitation, termination of employment due to Employee's poor performance or misconduct, discontinuance of Employer's business or any significant portion thereof, or Employee's violation of any provision of this Agreement. The employment of Employee shall also cease upon the expiration of the term of this Agreement unless Employer has, in writing, renewed this Agreement or Employer and Employee have entered into a new agreement.

       10. EMPLOYER'S OBLIGATION ON ITS TERMINATING EMPLOYEE'S EMPLOYMENT. If, during the term of this Agreement, Employer terminates Employee's employment for any reason other than Employee's misconduct or Employee's violation of any provision of this Agreement, Employee will receive the Employee's then current salary at the time the notice of termination is given for either six months after termination or for the remainder of the

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fiscal year during which the notice of termination is given, whichever is greater. The payments shall be paid on a biweekly basis, pursuant to the provisions of Paragraph 3 above, and shall be deemed an obligation of Employer regardless of whether Employee has begun new employment elsewhere.

       If Employer terminates Employee's employment due to Employee's misconduct or Employee's violation of any provision of this agreement, Employee shall not be entitled to any compensation whatsoever from Employer beyond the last day Employee worked. "Misconduct" for the purpose of this Agreement is defined as behavior which evidences (a) wanton or willful disregard of Employer's interests, (b) deliberate violation Employer's rules, policies or procedures, (c) disregard of standards of behavior which Employer can rightfully expect from Employee, or (d) negligence which manifests culpability, wrongful intent, evil design or intentional and substantial disregard or Employer's interests or of Employee's duties and obligations.

       Employee shall not be entitled to any severance or payment beyond his last day worked if Employee terminates his employment with Employer or if this Agreement terminates upon the expiration on its three-year term.

       Notwithstanding anything in this Agreement to the contrary, in the event Employee breaches his obligations under this Agreement, including without limitation Employee's obligations under Sections 6, 11 or 12, Employer shall have no obligation to pay any severance benefits under this Section 10 and shall be entitled to recover any severance benefits previously paid to Employee.

       11. COOPERATION WITH EMPLOYER AFTER TERMINATION OF EMPLOYMENT. Following the termination of Employee's employment, by either Employee or Employer, Employee shall fully cooperate with Employer in all matters relating to the continuation or completion of Employee's pending work on behalf of Employer and the orderly transfer of any such pending work to other employees as may be designated by Employer. Employer shall be entitled to such full-time or part-time services of Employee as Employer may reasonably require during all or any part of the 30-day period following any notice of termination of employment by Employee.

       12. EMPLOYER'S RELATIONSHIP WITH OTHER EMPLOYEES. Employer and Employee agree that any attempt on the part of Employee to induce others to leave the employ of Employer, or any effort by Employee to interfere with Employer's relationship with other employees, will be harmful and damaging to Employer. Employee therefore expressly agrees that during the term of this Agreement and for a period of two years thereafter, he will not in any way, directly or indirectly (a) induce or attempt to induce any employee to quit employment with Employer, (b) interfere with or disrupt Employer's relationship with other employees, or (c) employ or attempt to employ any person employed by Employer.



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       13.       TERMINATION BY DEATH OR INCAPACITY OF EMPLOYEE.  In spite of anything in this Agreement to the contrary, this Agreement shall terminate prior to the expiration of the term specified above if Employee dies or becomes permanently disabled. As used in this paragraph, "permanently disabled" is defined as the inability of Employee to perform the essential functions of his position, either with or without reasonable accommodation, for a period extending beyond six months.

       14. ASSUMPTION AND MERGER. The rights and duties of Employer and Employee under this Agreement shall not be assignable by either party, except that this Agreement and all of the rights hereunder may be assigned by Employer to any corporation or other business entity that succeeds to the business of Employer through merger, consolidation, corporate re-organization or by acquisition of all or substantially all of the assets of Employer, and which assumes Employer's obligations under this Agreement.

       15. AGREEMENT OUTSIDE OF CONTRACT. This Agreement contains the complete agreement concerning the employment arrangement between Employer and Employee and shall, as of the effective date hereof, supersede all other agreements between Employer and Employee. Employer and Employee agree that neither of them has made any representation with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement. Employer and Employee acknowledge that each of them have relied on their own judgment in entering into this Agreement. Employer and Employee further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied thereon in connection with their dealings with the other.

       16. MODIFICATION OF AGREEMENT. Any modification of this Agreement or additional obligations assumed by either Employer or Employee in connection with this Agreement shall be binding only if evidenced in writing signed by both Employer and Employee or their authorized representatives.

       17. EFFECT OF PARTIAL INVALIDITY. The invalidity of any portion of this Agreement shall not be deemed to affect the validity of any other provision of this Agreement. In the event that any provision of this Agreement is held to be invalid, Employer and Employee agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

       18. CHOICE OF LAW AND FORUM. It is the intention of Employer and Employee that this Agreement and any actions and special proceedings brought in connection with this Agreement be construed in accordance with and pursuant to the laws of the State of Nebraska, which shall govern to the exclusion of the law of any other forum. Employer and Employee further agree that any action or special proceeding that may be brought in connection with this Agreement shall be brought in the State of Nebraska.


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       19.       ARBITRATION.  Any differences, claims or matters in dispute between Employer and Employee in connection with this Agreement shall be submitted by them to arbitration by the American Arbitration Association or its successor, and the determination of the arbitrator or its successor shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Nebraska, relating to arbitration. The decision of the arbitrator may be entered as a judgment in any court of the State of Nebraska or elsewhere.

       20. NO WAIVER. The failure of either Employer or Employee to insist upon the performance of any of the terms and provisions of this Agreement, or the waiver of any breach of any of the terms or provisions of this Agreement, shall not be construed as thereafter waiving any such terms and provisions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

       IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the day and year first above written.


RICHMAN GORDMAN                         EMPLOYEE:
 1/2 PRICE STORES, INC.


/s/ Jeffrey J. Gordman                  /s/ Michael A. Mallaro
----------------------------            -------------------------------
Jeffrey J. Gordman                      Michael A. Mallaro
President and CEO





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